Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-190575) of QEP Midstream Partners, LP Predecessor of our report dated March 20, 2014 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 20, 2014